Exhibit 99.1

PRESS RELEASE

Investor Contact:

Thomas Castellano, Catalent, Inc.

732-537-6325

investors@catalent.com

Catalent Announces Pricing of Private Offering of Euro-Denominated Senior Unsecured Notes Due 2024

SOMERSET, N.J., December 2, 2016 — Catalent, Inc. (“Catalent”) (NYSE: CTLT), the leading global provider of advanced delivery technologies and development solutions for drugs, biologics, and consumer health products, today announced that its wholly owned subsidiary, Catalent Pharma Solutions, Inc. (the “Catalent Operating Subsidiary”), priced a private offering of €380.0 million aggregate principal amount ($404.5 million U.S. dollar equivalent) of 4.75% senior unsecured notes due 2024 (the “Notes”) at par.

The Catalent Operating Subsidiary intends to use the net proceeds from the Private Offering to fund its acquisition of Accucaps Industries Limited, repay a portion of the outstanding borrowings under its senior secured credit facilities, plus any accrued and unpaid interest, pay related fees and expenses and provide cash on its balance sheet for general corporate purposes.

The Notes will be guaranteed by all of the wholly owned U.S. subsidiaries of the Catalent Operating Subsidiary that guarantee its senior secured credit facilities. The Notes will not be guaranteed by PTS Intermediate Holdings, LLC or Catalent, the direct and indirect parent companies of the Catalent Operating Subsidiary.

The Notes will be offered in a private offering (the “Private Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

The sale of the Notes is expected to be consummated on December 9, 2016, subject to customary closing conditions. The anticipated repricing amendment to the Catalent Operating Subsidiary’s credit agreement governing its senior secured credit facilities, also discussed in our November 28, 2016 press release concerning this offering of the Notes, is also expected to be consummated on or about the same date, subject to customary closing conditions, although there can be no assurance that the Catalent Operating Subsidiary will consummate the repricing amendment on favorable terms or at all.

The Notes have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation, or sale is unlawful.

About Catalent, Inc.

Catalent is the leading global provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products. With over 80 years serving the industry, Catalent has proven expertise in bringing more customer products to market faster, enhancing product performance and ensuring reliable clinical and commercial product supply. Catalent employs more than 9,500 people, including over 1,400 scientists, at more than 30 facilities across 5 continents and in fiscal 2016 generated $1.85 billion in annual revenue. Catalent is headquartered in Somerset, N.J. For more information visit www.catalent.com.

Forward-Looking Statements

This release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings and include all discussions of the private notes offering and repricing amendment. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Such forward-looking statements are subject to various risks and uncertainties, including (a) any decision by the Catalent Operating Subsidiary not to proceed with the private notes offering or the repricing amendment, (b) potential changes in market conditions, and (c) those risks and uncertainties described under the section entitled “Part I. Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the Securities and Exchange Commission, as such factors may be updated from time to time in Catalent’s periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Catalent’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.